Exhibit 99.1

KBR Reports Third Quarter Fiscal 2025 Results

Third Quarter Fiscal 2025 Highlights
(All comparisons against the third quarter fiscal 2024 unless noted.)

•Revenues of $1.9 billion
•Net income attributable to KBR (including discontinued operations) of $115 million; Adjusted EBITDA2 of $240 million, up 10% with an Adjusted EBITDA2 margin of 12.4%
•Diluted EPS (including discontinued operations) of $0.90; Adjusted EPS2 of $1.02, up 21%
•Bookings and options1 of $4.2 billion with 1.4x book-to-bill1

Third Quarter YTD 2025 Highlights
(All comparisons against the third quarter YTD fiscal 2024 unless noted.)

•Revenues of $5.9 billion, up 5%
•Net income attributable to KBR (including discontinued operations) of $304 million; Adjusted EBITDA2 of $730 million, up 14% with an Adjusted EBITDA2 margin of 12.4%
•Diluted EPS (including discontinued operations) of $2.33; Adjusted EPS2 of $2.93, up 20%
•Bookings and options1 of $9.1 billion with 1.1x book-to-bill1

Revising Fiscal Year 2025 Guidance
•Revising previously provided outlook for the pace of awards across both segments and the resolution of bids won under protest, which will not be resolved during the U.S. Government shutdown.

HOUSTON, TX - October 30, 2025 - KBR, Inc. (NYSE: KBR) today announced its third quarter fiscal 2025 results.

“Despite revenue headwinds, KBR achieved year on year double digit Adjusted EBITDA growth, strong cash conversion and maintained operational momentum with a strong book to bill. Our diverse portfolio, prudent cost management and focus on value-add for our customers delivered enhanced margins in line with our strategy,” said Stuart Bradie, Chairman, President & CEO.

Mr. Bradie added, “Our focus on operational, mission-critical priorities, combined with 60% of Adjusted EBITDA coming from non-U.S. government customers, positions us to maintain stability during a temporary government shutdown.”

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Summarized Third Quarter Fiscal 2025 Consolidated Results

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
Dollars in millions, except share data	2025	2024	2025	2024
Revenues	$1,931	$1,937	$5,901	$5,602
Operating income	191	173	587	519
Net income attributable to KBR (including discontinued operations)	115	100	304	299
Net income (loss) attributable to KBR from continuing operations	116	100	341	299
Adjusted EBITDA[2]	240	219	730	642
Operating income margin	9.9%	8.9%	9.9%	9.3%
Adjusted EBITDA[2] margin	12.4%	11.3%	12.4%	11.5%
Earnings per share:
Diluted earnings per share attributable to KBR (including discontinued operations)	0.90	0.75	2.33	2.22
Diluted earnings per share from continuing operations	0.91	0.75	2.62	2.22
Adjusted earnings per share[2]	1.02	0.84	2.93	2.44
Cash flows:
Operating cash flows from continuing operations	198	153	506	409
Return of capital to shareholders:
Payments to repurchase common stock	100	9	304	167
Payments of dividends to shareholders	22	20	63	59
			October 3,	January 3,
			2025	2025
Leverage:
Net debt[3]			2,086	2,252
TTM Adjusted EBITDA[2]			956	868
Net leverage			2.2x	2.6x

Third Quarter Fiscal 2025 Consolidated Results Review
(All comparisons against the third quarter fiscal 2024 unless noted.)

Revenues were $1.9 billion, down 0% or $6 million, due to the slower pace of awards in the first half of the year across both segments and EUCOM reductions in Readiness & Sustainment, partially offset by growth in Defense & Intel both in the U.S. and internationally.

Operating income was $191 million, up 10% or $18 million, primarily due to increases in Equity in earnings of unconsolidated affiliates due to strong project execution on an LNG project, partially offset by decreases in gross profit and increases in Selling, general and administrative expenses.

Net income attributable to KBR (including loss from discontinued operations) was $115 million, up 15% or $15 million, primarily due to increases in Operating income noted above.

Net income attributable to KBR from continuing operations was $116 million, up 16% or 16 million, in line with Net income attributable to KBR (including loss from discontinued operations) noted above.

Diluted earnings per share attributable to KBR (including loss from discontinued operations) were $0.90, up 20% or $0.15, in line with increased Net income attributable to KBR (including loss from discontinued operations) noted above and lower diluted weighted average common shares outstanding due to open market share repurchases.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Diluted earnings per share from continuing operations were $0.91, up 21% or $0.16, in line with Diluted earnings per share attributable to KBR (including loss from discontinued operations) noted above.

Adjusted EBITDA2 was $240 million, up 10% or $21 million, primarily due to the increase in Operating income noted above. Adjusted EBITDA2 margin was 12.4%, up from the prior year due to strong operating performance in the current year period.

Adjusted earnings per share2 were $1.02, up 21% or $0.18, due to the increase in Adjusted EBITDA2 noted above and lower adjusted weighted average common shares outstanding due to open market share repurchases.

Backlog and options as of the quarter end totaled $23.4 billion. Book-to-bill1 was 1.4x for the quarter.

Summarized Third Quarter Fiscal 2025 Segment Results

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
Dollars in millions, Backlog in billions	2025	2024	2025	2024
Revenues	$1,931	$1,937	$5,901	$5,602
Mission Technology Solutions	1,406	1,406	4,286	4,047
Sustainable Technology Solutions	525	531	1,615	1,555
Adjusted EBITDA[2]	240	219	730	642
Mission Technology Solutions	143	141	434	405
Sustainable Technology Solutions	123	109	376	322
Corporate	(26)	(31)	(80)	(85)
Adjusted EBITDA[2] margin	12.4%	11.3%	12.4%	11.5%
Mission Technology Solutions	10.2%	10.0%	10.1%	10.0%
Sustainable Technology Solutions	23.4%	20.5%	23.3%	20.7%
			October 3,	January 3,
			2025	2025
Backlog			17,104	16,605
Mission Technology Solutions			13,422	12,642
Sustainable Technology Solutions			3,682	3,963
Backlog and options			23,352	20,580
Mission Technology Solutions			19,670	16,617
Sustainable Technology Solutions			3,682	3,963

Third Quarter Fiscal 2025 Segment Results Review
(All comparisons against the third quarter fiscal 2024 unless noted.)

Mission Technology Solutions (MTS)
Revenues were $1,406 million, flat to the prior year, due to growth in Defense & Intel, offset by EUCOM reductions in Readiness & Sustainment and NASA funding restrictions in Science & Space.

Operating income was $114 million, flat to the prior year, in line with Revenues noted above. Operating income margin was 8.1%.

Adjusted EBITDA2 was $143 million, up 1% or $2 million, in line with Operating income noted above. Adjusted EBITDA2 margin was 10.2%, in line with the prior year period.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Backlog and options as of the quarter end totaled $19.7 billion. Book-to-bill1 was 1.4x for the quarter.
The following new business awards were announced:
•Awarded a $2.5 billion ceiling value, base period NASA contract to support astronaut health, occupational health, and research that could help mitigate health risks for future human spaceflight missions
•Awarded three cost-plus-fixed-fee task order contracts by the Air Force Research Laboratory (AFRL) under the Innovative Cyber/Infrastructure Threat Assessment Environment (INCITE) Common Operating Picture for Event Response Situation Awareness (COPERS) contract
•Secured a $99 million contract to advance the U.S. Space Force Design Implementation for Collaborative Environment (DICE)

Sustainable Technology Solutions (STS)
Revenues were $525 million, down 1% or $6 million, driven by delays in new awards.

Operating income was $118 million, up 13% or $14 million, primarily due to increases in Equity in earnings of unconsolidated affiliates due to strong project execution on an LNG project, partially offset by increases in Selling, general and administrative expenses. Operating income margin was 22.5%.

Adjusted EBITDA2 was $123 million, up 13% or $14 million, primarily due to higher Operating income noted above. Adjusted EBITDA2 margin was 23.4%, up from the prior year due to strong operating performance in the current year period.

Backlog as of the quarter end totaled $3.7 billion. Book-to-bill1 was 1.2x for the quarter.

The following new business awards were announced:
•Secured a two-year renewal of EPCM contract with Basra Oil Company for the Majnoon oil field in Iraq
•Awarded a program management consultancy contract by TAQA Transmission
•Awarded a FEED contract for Heavy Oil Program by Kuwait Oil Company
•Awarded a FEED contract for Abadi Onshore LNG project in Indonesia

Balance Sheet, Cash Flow, and Capital Deployment
Liquidity as of October 3, 2025, totaled approximately $1.1 billion, comprising $605 million in borrowing capacity under the revolving credit facility and $539 million cash and cash equivalents. Net leverage ratio as of October 3, 2025, was 2.2x.

Operating cash flows from continuing operations for the quarter were $198 million, up 29% or $45 million, with Operating cash conversion2 of 152% due to DSO reductions in both segments.

During the third quarter, KBR returned $122 million in capital to shareholders, consisting of $100 million in share repurchases (including withhold to cover shares) and $22 million in regular dividends.

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Revising Fiscal Year 2025 Guidance
KBR is revising the previously provided outlook for the pace of awards across both segments and the resolution of bids won under protest, which will not be resolved during the U.S. Government shutdown.

	Updated Fiscal Year 2025 Guidance	Prior Fiscal Year 2025 Guidance
Revenues	$7.75B - $7.85B	$7.9B - $8.1B
Adjusted EBITDA	$960M - $980M	$960M - $980M
Adjusted EPS	$3.78 - $3.88	$3.78 - $3.88
Operating cash flows	$500M - $550M	$500M - $550M

The company does not provide reconciliations of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Strategic Intent to Spin Off Mission Technology Solutions
On September 24, 2025, the company announced its intention to spin off its Mission Technology Solutions segment into a separate, U.S. publicly-traded company. Upon completion, KBR and its shareholders will benefit from ownership in two pure-play public companies with enhanced strategic focus, operational independence, and financial flexibility. The planned spin-off is intended to be tax-free to KBR and its shareholders for U.S. federal income tax purposes and targeting completion by mid-to-late 2026. The spin-off will be subject to final approval by KBR's Board of Directors and other customary conditions. Additional details regarding the spin off transaction are available on the Investor Relations section of KBR's website at investors.kbr.com/news-and-events/spin-off-information.

Conference Call Details
The company will host a conference call to discuss its third quarter fiscal year 2025 results on Thursday, October 30, 2025, at 7:00 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 981242.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 37,000 people worldwide with customers in more than 80 countries and operations in over 29 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and regulatory requirements and policies that may require us to pause, delay or abandon new and existing projects; changes in the priorities, focus, authority and budgets of government agencies under the current administration that may impact our existing projects and/or our ability to win new contracts; the ongoing conflict between Russia and Ukraine and volatility and continued unrest in the Middle East and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, or impacts of newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or other changes in trade policy, including impact tariffs could have on customer spend; the company’s ability to manage its liquidity; delays, cancellations or reversals of contract awards due to bid protests or legal challenges; the potential adverse outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; compliance with laws related to income taxes including compliance with the reconciliation bill H.R. 1; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; the company's proposed spin off; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Jamie DuBray
Vice President, Investor Relations
713-753-2133
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications
713-753-3800
Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2025	2024	2025	2024
Revenues:
Mission Technology Solutions	$1,406	$1,406	$4,286	$4,047
Sustainable Technology Solutions	525	531	1,615	1,555
Total revenues	1,931	1,937	5,901	5,602
Gross profit	270	290	860	808
Equity in earnings of unconsolidated affiliates	70	27	163	97
Selling, general and administrative expenses	(149)	(140)	(435)	(390)
Other	—	(4)	(1)	4
Operating income (loss):
Mission Technology Solutions	114	114	345	333
Sustainable Technology Solutions	118	104	360	305
Corporate	(41)	(45)	(118)	(119)
Total operating income	191	173	587	519
Interest expense	(39)	(37)	(121)	(100)
Other non-operating expense	—	(2)	(5)	(10)
Income from continuing operations before income taxes	152	134	461	409
Provision for income taxes	(34)	(32)	(116)	(107)
Net income from continuing operations	118	102	345	302
Net income (loss) from discontinued operations, net of tax	(1)	—	(55)	1
Net income	117	102	290	303
Less: Net income attributable to noncontrolling interests included in continuing operations	2	2	4	3
Less: Net income (loss) attributable to noncontrolling interests included in discontinued operations	—	—	(18)	1
Net income attributable to KBR	115	100	304	299
Adjusted EBITDA¹	$240	$219	$730	$642

Diluted earnings per share from continuing operations	$0.91	$0.75	$2.62	$2.22
Diluted loss per share from discontinued operations	$(0.01)	$—	$(0.29)	$—
Diluted earnings per share attributable to KBR	$0.90	$0.75	$2.33	$2.22
Adjusted EPS¹	$1.02	$0.84	$2.93	$2.44
Diluted weighted average common shares outstanding	128	133	130	134
Adjusted weighted average common shares outstanding	128	133	130	134
1 See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	October 3, 2025	January 3, 2025
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$539	$342
Accounts receivable, net of allowance for credit losses of $7 and $9, respectively	1,122	1,066
Contract assets	247	271
Other current assets	160	173
Current assets of discontinued operations	17	21
Total current assets	2,085	1,873
Pension Assets	126	82
Property, plant, and equipment, net of accumulated depreciation of $500 and $474 (including net PPE of $5 and $5 owned by a variable interest entity), respectively	225	237
Operating lease right-of-use assets	228	203
Goodwill	2,674	2,630
Intangible assets, net of accumulated amortization of $486 and $427, respectively	740	763
Equity in and advances to unconsolidated affiliates	104	192
Deferred income taxes	150	209
Other assets	317	396
Non-current assets of discontinued operations	—	78
Total Assets	$6,649	$6,663
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$733	$772
Contract liabilities	334	328
Accrued salaries, wages and benefits	385	351
Current maturities of long-term debt	46	36
Other current liabilities	249	280
Current liabilities of discontinued operations	24	15
Total current liabilities	1,771	1,782
Employee compensation and benefits	139	135
Income tax payable	85	122
Deferred income taxes	86	83
Long-term debt	2,558	2,533
Operating lease liabilities	245	228
Other liabilities	296	244
Non-current liabilities of discontinued operations	—	69
Total liabilities	5,180	5,196
Commitments and Contingencies
KBR shareholders' equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 182,840,316 and 182,469,230 shares issued, and 126,989,628 and 132,435,609 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,546	2,526
Retained earnings	1,607	1,367
Treasury stock, 55,850,688 shares and 50,033,621 shares, at cost, respectively	(1,793)	(1,494)
Accumulated other comprehensive loss	(896)	(946)
Total KBR shareholders' equity	1,464	1,453
Noncontrolling interests	5	14
Total shareholders' equity	1,469	1,467
Total liabilities and shareholders’ equity	$6,649	$6,663

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended
	October 3, 2025	September 27, 2024
Cash flows from operating activities:
Net income	$290	$303
Less: Net (income) loss from discontinued operations, net of tax	55	(1)
Net income from continuing operations	345	302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129	112
Equity in earnings of unconsolidated affiliates	(163)	(97)
Deferred income tax	50	23
Gain on disposition of assets	(2)	(6)
Other	—	(4)
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(40)	(3)
Contract assets	29	(30)
Accounts payable	(52)	94
Contract liabilities	(1)	9
Accrued salaries, wages and benefits	41	31
Payments on operating lease obligation	(62)	(52)
Payments from unconsolidated affiliates, net	10	5
Distributions of earnings from unconsolidated affiliates	163	123
Pension funding	(2)	(30)
Other assets and liabilities	61	(68)
Total cash flows provided by operating activities - continuing operations	$506	$409
Cash flows from investing activities:
Purchases of property, plant and equipment	$(24)	$(36)
Proceeds from sale of assets or investments	2	6
Return of equity method investments, net	82	36
Acquisition of businesses, net of cash acquired	(13)	(739)
Funding in other investment	—	(5)
Other	—	5
Total cash flows provided by (used in) investing activities - continuing operations	47	(733)
Cash flows from financing activities:
Borrowings on long-term debt	$—	$574
Borrowings on Revolver	555	343
Payments on short-term and long-term debt	(27)	(81)
Payments on Revolver	(505)	(63)
Payments to repurchase common stock	(304)	(167)
Payments on settlement of warrants	—	(33)
Debt Issuance Costs	—	(18)
Acquisition of noncontrolling interest	—	(10)
Payments of dividends to shareholders	(63)	(59)
Other	(6)	(11)
Total cash flows provided by (used in) financing activities - continuing operations	$(350)	$475
Total operating cash flows from discontinued operations	(31)	13
Total investing cash flows from discontinued operations	(12)	(18)
Total financing cash flows from discontinued operations	10	—
Total cash flows from discontinued operations	$(33)	$(5)
Effect of exchange rate changes on cash	19	12
Increase in cash and cash equivalents	189	158
Cash and cash equivalents at beginning of period	350	304
Cash and cash equivalents at end of period	$539	$462
Less: cash and cash equivalents of discontinued operations	—	16
Cash and cash equivalents at end of period for continuing operations	$539	$446
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$21	$20

Unaudited Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted EBITDA
We evaluate performance based on Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as Net income (loss) attributable to KBR, plus Net (income) loss from discontinued operations, net of tax; less Net income (loss) attributable to noncontrolling interest included in discontinued operations; less Interest expense; Other non-operating expense (income); Provision for income taxes; Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA can also be defined as Operating income less Net income attributable to noncontrolling interests from continuing operations; plus Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA margin for each of the three- and nine-month periods ended October 3, 2025 and September 27, 2024 are considered non-GAAP financial measures under SEC rules because Adjusted EBITDA excludes certain amounts included in the calculation of Net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three- and nine-month periods ended October 3, 2025 and September 27, 2024 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
Dollars in millions	2025	2024	2025	2024

Net income attributable to KBR	$115	$100	$304	$299
Net (income) loss from discontinued operations, net of tax	1	—	55	(1)
Net income (loss) attributable to noncontrolling interest included in discontinued operations	—	—	(18)	1
Net income attributable to KBR from continuing operations	$116	$100	$341	$299
•Interest expense	39	37	121	100
•Other non-operating expense (income)	—	2	5	10
•Provision for income taxes	34	32	116	107
•Depreciation and amortization	43	41	129	112
•Acquisition, integration and spin off	8	9	18	15
•Ichthys commercial dispute cost	—	(2)	—	1
•Legacy legal fees and settlements	—	—	—	(2)
Adjusted EBITDA	$240	$219	$730	$642

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
Dollars in millions	2025	2024	2025	2024

Operating income - MTS	$114	$114	$345	$333
•Net (income) loss attributable to noncontrolling interests included in continuing operations	—	(2)	1	—
•Depreciation and amortization	29	26	88	71
•Acquisition, integration and spin off	—	3	—	3
•Legacy legal fees and settlements	—	—	—	(2)
Adjusted EBITDA - MTS	$143	$141	$434	$405

Operating income - STS	$118	$104	$360	$305
•Net (income) loss attributable to noncontrolling interests included in continuing operations	(2)	—	(5)	(3)
•Depreciation and amortization	7	7	21	19
•Ichthys commercial dispute cost	—	(2)	—	1
Adjusted EBITDA - STS	$123	$109	$376	$322

Operating income - Corporate	$(41)	$(45)	$(118)	$(119)
•Depreciation and amortization	7	8	20	22
•Acquisition, integration and spin off	8	6	18	12
Adjusted EBITDA - Corporate	$(26)	$(31)	$(80)	$(85)

Operating income - KBR	$191	$173	$587	$519
•Net (income) loss attributable to noncontrolling interests included in continuing operations	(2)	(2)	(4)	(3)
•Depreciation and amortization	43	41	129	112
•Acquisition, integration and spin off	8	9	18	15
•Legacy legal fee and settlements	—	—	—	(2)
•Ichthys commercial dispute cost	—	(2)	—	1
Adjusted EBITDA - KBR	$240	$219	$730	$642

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three- and nine-month periods ended October 3, 2025 and September 27, 2024 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three- and nine-month periods ended October 3, 2025 and September 27, 2024 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2025	2024	2025	2024

Diluted EPS attributable to KBR	$0.90	$0.75	$2.33	$2.22
Less: Diluted EPS from discontinued operations	(0.01)	—	(0.29)	—
Diluted EPS from continuing operations	$0.91	$0.75	$2.62	$2.22
•Amortization related to acquisitions	0.07	0.06	0.22	0.14
•Ichthys commercial dispute cost	—	(0.01)	—	0.01
•Acquisition, integration and spin off	0.04	0.04	0.09	0.08
•Legacy legal fees and settlements	—	—	—	(0.01)
Adjusted EPS	$1.02	$0.84	$2.93	$2.44
Diluted weighted average common shares outstanding	128	133	130	134
Adjusted weighted average common shares outstanding	128	133	130	134

Operating Cash Conversion
Operating cash conversion is considered a non-GAAP financial measure under SEC rules. Operating cash conversion is calculated as Operating cash flows from continuing operations divided by Adjusted weighted average common shares outstanding, which is then divided by Adjusted earnings per share. Management believes that Operating cash conversion affords investors a view of what management considers KBR's core operating cash flow performance for each of the three- and nine-month periods ended October 3, 2025 and September 27, 2024 and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
Dollars in millions, except per share amounts	2025	2024	2025	2024

Operating cash flows from continuing operations	$198	$153	$506	$409

Operating cash flow per adjusted share	$1.55	$1.15	$3.89	$3.05
Adjusted earnings per share	1.02	0.84	2.93	2.44

Operating cash conversion	152%	137%	133%	125%